UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 7, 2013

PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

147 Keystone Drive, Montgomeryville, Pennsylvania	18936
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Quota Purchase and Sale Agreement

On May 7, 2013, Radiancy, Inc., (“Radiancy”), a subsidiary of PhotoMedex, Inc. (the “Company”), entered into a Quota Purchase and Sale Agreement  (the “Agreement”) with Leo Klinger, a Brazilian citizen (the “Seller”); Hasse Riva Klinger, a Brazilian citizen; LK Technology Importação E Exportação LTDA (“LK”), a Brazilian limited liability company; and LK2 Technology Participações LTDA (“LK2”), a Brazilian limited liability company now in the process of incorporation before the Registrar of Companies of the State of São Paulo.

Under the terms and conditions of the Agreement, Mr. Klinger, the major shareholder of LK, will acquire the remaining shares of LK owned by Ms. Klinger and then sell all shares in LK to Radiancy.  LK will become a wholly-owned subsidiary of Radiancy and currently plans to market and sell Radiancy’s products within Brazil.  Prior to the closing of the transaction, Radiancy and Mr. Klinger will cooperate in the creation of LK2, to which they will transfer certain of the assets and liabilities of LK, including its employees. The initial payment for the purchase of LK is $40,820 U.S.  At closing, Radiancy will pay Mr. Klinger an additional $59,180 U.S., plus a payment for the initial operations costs of LK2 and the balance remaining in the original bank account of LK at closing.  Under the Agreement, the closing will occur upon satisfaction of certain conditions precedent thereunder, but no later than two (2) years from the date of the Agreement.

The Agreement contains customary representations, warranties, covenants, termination provisions and indemnification provisions of the parties and is subject to certain conditions, including the receipt of all requisite governmental and regulatory approvals.

A copy of the Agreement will be filed as an Exhibit to Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

This Form 8-K has been filed to provide security holders with information regarding the terms of the above described transaction.  It is not intended to provide any other factual information about the Company, Radiancy or any of their respective subsidiaries and affiliates.  The Agreement contains representations and warranties by each of the parties to the other parties to the Agreement.  These representations and warranties were made solely for the benefit of the other parties to the Agreement and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified in the Agreement by confidential disclosure letters that were delivered to the other party in connection with the signing of the Agreement, which disclosure letters contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Agreement, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to shareholders and (d) were made only as of the date of the Agreement or such other date or dates as may be specified in the Agreement.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Radiancy.  Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Radiancy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: May 13, 2013	By: /s/ Dolev Rafaeli
Dolev Rafaeli Chief Executive Officer